EXHIBIT 99.1

In the following discussion, “Holdco” refers to Domino’s Pizza, Inc., “Master Issuer” refers to Domino’s Pizza Master Issuer LLC, “DPL” or the “Manager” refers to Domino’s Pizza LLC, and, unless the context otherwise requires, “Domino’s” refers to Domino’s Pizza, Inc. and its subsidiaries on a consolidated basis prior to the consummation of the securitization transaction.

CAPITALIZATION OF HOLDCO

The following table sets forth the cash and cash equivalents and capitalization of Holdco as of June 14, 2015 (i) on an actual basis and (ii) on an as-adjusted basis to give effect to the transactions that occurred on October 21, 2015 in connection with the issuance of the Series 2015-1 Senior Notes on October 21, 2015, including the partial repayment of the Series 2012-1 Senior Notes, as if such transactions occurred as of such date.

	As of June 14, 2015
(dollars in thousands)	Actual	As-Adjusted
	(Unaudited)
Cash and cash equivalents	$25,891	$747,768

Debt and capital lease obligations:
2012-1 Class A-1 Notes(1)	$—	$—
2012-1 Class A-2 Notes(2)	1,521,844	943,721
2015-1 Class A-1 Notes(3)	—	—
2015-1 Class A-2 Notes	—	1,300,000
Capital lease obligations	5,554	5,554

Total debt and capital lease obligations	$1,527,398	$2,249,275

(1)	Represents amounts outstanding with respect to the 2012-1 Class A-1 Notes, which are variable funding notes that were issued by the Co-Issuers on March 15, 2012. The Series 2012-1 Class A-1 Notes have a maximum outstanding principal amount of $100 million and a final legal maturity of January 2042. Notwithstanding the refinancing transaction, the Series 2012-1 Class A-1 Notes have an expected repayment date of January 2017, with an option for up to two one-year renewals (subject to certain conditions, including a minimum debt service coverage ratio). All amounts outstanding under the 2012-1 Class A-1 Notes will be repaid and the Series 2012-1 Class A-1 Notes will be cancelled on or about October 26, 2015.
(2)	The 2012-1 Class A-2 Notes were issued by the Co-Issuers on March 15, 2012 and have a final legal maturity of January 2042. Notwithstanding the refinancing transaction, the 2012-1 Class A-2 Notes have an expected repayment date of January 2019. Approximately $578.1 million outstanding under the 2012-1 Class A-2 Notes will be repaid (consisting of approximately $551 million for the repayment of the 2012-1 Class A-2 Notes and approximately $27 million in senior notes scheduled principal catch-up amounts for the 2012-1 Notes).
(3)	Represents the 2015-1 Class A-1 Notes, which are variable funding notes that will be issued on the Closing Date. The 2015-1 Class A-1 Notes have a maximum outstanding principal amount of $125 million. The Master Issuer does not anticipate drawing on the 2015-1 Class A-1 Notes on the Closing Date. The Master Issuer expects to have approximately $43.2 million in undrawn letters of credit issued under the 2015-1 Class A-1 Notes on or about the Closing Date.

CAPITALIZATION OF THE MASTER ISSUER

The following table sets forth the cash and cash equivalents and capitalization of the Master Issuer as of June 14, 2015 (i) on an actual basis and (ii) on an as-adjusted basis to give effect to the refinancing transaction, including the partial repayment of the Series 2012-1 Senior Notes, as if such transactions occurred as of such date.

	As of June 14, 2015
(dollars in thousands)	Actual	As Adjusted
	(Unaudited)
Cash and cash equivalents	$—	$—

Debt:
2012-1 Class A-1 Notes(1)	$—	$—
2012-1 Class A-2 Notes(2)	1,521,844	943,721
2015-1 Class A-1 Notes(3)	—	—
2015-1 Class A-2 Notes	—	1,300,000
Capital lease obligations	5,554	5,554

Total debt and capital lease obligations	$1,527,398	$2,249,275

(1)	Represents amounts outstanding with respect to the 2012-1 Class A-1 Notes, which are variable funding notes that were issued by the Co-Issuers on March 15, 2012. The 2012-1 Class A-1 Notes have a maximum outstanding principal amount of $100 million and a final legal maturity of January 2042. Notwithstanding the refinancing transaction, the 2012-1 Class A-1 Notes have an expected repayment date of January 2017, with an option for up to two one-year renewals (subject to certain conditions, including a minimum debt service coverage ratio). All amounts outstanding under the 2012-1 Class A-1 Notes will be repaid and the 2012-1 Class A-1 Notes will be cancelled on or about October 26, 2015.
(2)	The 2012-1 Class A-2 Notes were issued by the Co-Issuers on March 15, 2012 and have a final legal maturity of January 2042. Notwithstanding the refinancing transaction, the 2012-1 Class A-2 Notes have an expected repayment date of January 2019. Approximately $578.1 million outstanding under the 2012-1 Class A-2 Notes will be repaid (consisting of approximately $551 million for the repayment of the 2012-1 Class A-2 Notes and approximately $27 million in senior notes scheduled principal catch-up amounts for the 2012-1 Notes).
(3)	Represents the 2015-1 Class A-1 Notes, which are variable funding notes that will be issued on the Closing Date. The 2015-1 Class A-1 Notes have a maximum outstanding principal amount of $125 million. The Master Issuer does not anticipate drawing on the 2015-1 Class A-1 Notes on the Closing Date. The Master Issuer expects to have approximately $43.2 million in undrawn letters of credit issued under the 2015-1 Class A-1 Notes on or about the Closing Date.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA OF HOLDCO

The following tables present certain summary historical consolidated financial information of Holdco.

Set forth below is selected historical consolidated financial information and other data of Holdco at the dates and for the periods indicated. The selected historical financial information and other data as of and for the fiscal years ended January 2, 2011, January 1, 2012 and December 30, 2012, have been derived from Holdco’s audited financial statements. The selected historical financial information and other data as of and for the fiscal years ended December 29, 2013 and December 28, 2014, have been derived from Holdco’s audited consolidated financial statements. The audited consolidated financial statements for each of the fiscal years ended January 2, 2011, January 1, 2012, December 30, 2012, December 29, 2013 and December 28, 2014 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The selected historical financial information and other data for the trailing thirteen periods ended June 14, 2015 have been derived from Holdco’s audited consolidated financial statements as of December 28, 2014 and Holdco’s unaudited consolidated financial statements as of June 14, 2015 and Holdco’s unaudited consolidated financial statements as of June 15, 2014.

The selected historical consolidated financial information and other data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the accompanying notes included in Holdco’s annual report on Form 10-K for the fiscal year ended December 28, 2014, which is incorporated by reference herein.

	Fiscal Years Ended
(dollars in thousands)	January 2, 2011	January 1, 2012	December 30, 2012	December 29, 2013	December 28, 2014	Trailing Thirteen Periods June 14, 2015
Income Statement Data:
Revenues
Domestic Company-Owned Stores	$345,636	$336,349	$323,652	$337,414	$348,497	$368,395
Domestic Franchise	173,345	187,007	195,000	212,369	230,192	247,334

Domestic Stores	518,981	523,356	518,652	549,783	578,689	615,729
Supply Chain	960,724	1,021,000	1,039,830	1,118,873	1,262,523	1,307,820
International Franchise	91,189	107,837	119,957	133,567	152,621	156,618

Total Revenues	1,570,894	1,652,193	1,678,439	1,802,223	1,993,833	2,080,167

Cost of Sales	1,132,305	1,181,677	1,177,101	1,253,249	1,399,067	1,447,350

Operating Margin	$438,589	$470,516	$501,338	$548,974	$594,766	$632,817

Other Financial Data:
Holdco EBITDA (1)	$259,563	$283,187	$305,502	$339,594	$381,149	$404,046
Holdco Adjusted EBITDA (1)	$265,527	$295,020	$323,915	$361,948	$397,629	$421,637
Holdco Adjusted EBITDAR (1)	$306,612	$334,675	$363,570	$402,153	$440,610	$465,355
Depreciation and Amortization	$24,052	$24,042	$23,171	$25,783	$35,788	$37,739

Cash Flow Data:
Net Cash Provided by Operating Activities	$128,325	$153,073	$176,320	$193,989	$192,339	$235,143
Capital Expenditures	25,421	24,349	29,267	40,387	70,093	71,383

Holdco Free Cash Flow (2)	$102,904	$128,724	$147,053	$153,602	$122,246	$163,760

	Fiscal Years Ended
(dollars in thousands)	January 2, 2011	January 1, 2012	December 30, 2012	December 29, 2013	December 28, 2014	As of June 14, 2015
Balance Sheets Data:
Cash and Cash Equivalents (3)	$47,945	$50,292	$54,813	$14,383	$30,855	$25,891
Working Capital (3)	$33,382	$37,056	$16,754	$(28,524)	$41,799	$38,471
Property, Plant and Equipment, Net	$97,384	$92,400	$91,445	$97,584	$114,046	$117,196
Total Assets	$460,837	$480,543	$478,197	$525,255	$619,280	$597,901
Long-term Debt (4)	$1,452,156	$1,451,273	$1,560,792	$1,536,443	$1,524,111	$1,527,398
Total Liabilities	$1,671,488	$1,690,282	$1,813,720	$1,815,457	$1,838,745	$1,574,343

(1)	Holdco EBITDA, Holdco Adjusted EBITDA and Holdco Adjusted EBITDAR are non-GAAP financial measures. The following table sets forth a reconciliation of Holdco EBITDA, Holdco Adjusted EBITDA and Holdco Adjusted EBITDAR to net income.
(2)	Holdco Free Cash Flow is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information regarding Free Cash Flow.
(3)	Excludes restricted cash.
(4)	Includes current portion.

	Fiscal Years Ended
(dollars in thousands)	January 2, 2011	January 1, 2012	December 30, 2012	December 29, 2013	December 28, 2014	Trailing Thirteen Periods June 14, 2015
Reconciliations:
Net income	$87,917	$105,361	$112,392	$142,985	$162,587	$175,849
Interest expense, net	96,566	91,339	101,144	88,712	86,738	85,643
Provision for income taxes	51,028	62,445	68,795	82,114	96,036	104,815
Depreciation and amortization	24,052	24,042	23,171	25,783	35,788	37,739

Holdco EBITDA	$259,563	$283,187	$305,502	$339,594	$381,149	$404,046

Adjustments:
Non-cash compensation expense	13,370	13,954	17,621	21,987	17,587	17,283
Loss (gain) on disposal of assets	403	(2,436)	540	367	(1,107)	308
Loss (gain) on debt retirement	(7,809)	—	—	—	—	—
Other adjustments (1)	—	315	—	—	—	—

Holdco Adjusted EBITDA	$265,527	$295,020	$323,915	$361,948	$397,629	$421,637

Rent Expense	41,085	39,655	39,655	40,205	42,981	43,718

Holdco Adjusted EBITDAR	$306,612	$334,675	$363,570	$402,153	$440,610	$465,355

(1)	Amount includes expenses incurred related to the 2012 recapitalization and expenses related to the sale of company-owned operations.